UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2004

TRAFFIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27046	22-3322277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Blue Hill Plaza, Pearl River, New York		10965
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (845) 620-1212

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Effective September 30, 2004, the Board of Directors determined to amend the Employment Agreement dated as of December 1, 2001 of Jeffrey L. Schwartz, the Company’s Chairman and CEO (the “Agreement”).  The amended Agreement (i) extends the term of the Agreement for one (1) year to November 30, 2005, (ii) freezes his annual base salary at its current level and (iii) provides for an immediate grant of 75,000 options exercisable at a price of $5.90 per share, the closing price on the date of grant, and additional grant of 110,000 options exercisable at the same price which will vest on November 1, 2005, provided the company’s EBITDA for the 12 months ended August 31, 2005 equals or exceeds $4,000,000.  All other provisions of the existing Agreement not specifically amended, remain in place.

Item 9.01.  Financial Statements and Exhibits

Exhibit 99.1 - Amendment No. 1 to Traffix, Inc. – Jeffrey L. Schwartz Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAFFIX, INC.

Dated: October 5, 2004
	By:	/s/ Andrew Stollman
Andrew Stollman
President